      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998


                                                      REGISTRATION NO. 333-46397
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             EPL TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            COLORADO                             2869                            84-0990658
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE)                IDENTIFICATION NO.)

                        2 INTERNATIONAL PLAZA, SUITE 245
                     PHILADELPHIA, PENNSYLVANIA 19113-1507
                                 (610) 521-4400
     (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 PAUL L. DEVINE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        2 INTERNATIONAL PLAZA, SUITE 245
                     PHILADELPHIA, PENNSYLVANIA 19113-1507
                                 (610) 521-4400
                     (NAME, ADDRESS, INCLUDING ZIP CODE AND
          TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              RAYMOND D. AGRAN, ESQ.                               BRYAN E. DAVIS, ESQ.
      BALLARD SPAHR ANDREWS & INGERSOLL, LLP                        ALSTON & BIRD LLP
                1735 MARKET STREET                                 ONE ATLANTIC CENTER
                    51ST FLOOR                                  1201 WEST PEACHTREE STREET
           PHILADELPHIA, PA 19103-7599                            ATLANTA, GA 30309-3424
                  (215) 864-8524                                      (404) 881-7000
               (215) 864-8999 (FAX)                                (404) 881-7777 (FAX)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

SEC registration fee........................................    $   12,841
NASD filing fee.............................................         4,853
Transfer agent's fee and expenses*..........................        10,000
Accounting fees and expenses*...............................       200,000
Legal fees and expenses*....................................     1,000,000
"Blue Sky" fees and expenses (including legal fees)*........        75,000
Costs of printing and engraving*............................       300,000
Miscellaneous*..............................................       197,306
                                                                ----------
          Total*............................................     1,800,000

---------------
* Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article 109 of the Colorado Business Corporation Act, as amended (the "CBCA"), the Company has the power to indemnify directors and officers under prescribed circumstances and subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

     Article V F. of the Company's Amended and Restated Articles of Incorporation, as amended, and Article VI of the Company's Bylaws, as amended, provide that the Company shall indemnify directors and officers of the Company against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any proceeding (as defined, which includes any threatened proceeding) by reason of the fact that he or she is or was a director or officer of the Company or is otherwise the subject of any such proceeding by reason of that person's relationship with the Company, to the fullest extent authorized by the CBCA, if the person conducted the activities in question in good faith, reasonably believed that the conduct was in the Company's best interests or was not opposed to the Company's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VI of the Bylaws, as amended, further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the Bylaws, as amended. The Company has directors' and officers' liability insurance.

     The Underwriting Agreement (to be filed as Exhibit 1.1 to an amendment to this Registration Statement) will provide that the Underwriters severally and not jointly will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against any liability caused by any statement or omission in the Registration Statement or Prospectus based upon information furnished to the Company by the Underwriters for use therein.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Effective November 10, 1997, the Company issued 12,500 shares of Series D Convertible Preferred Stock for aggregate consideration of $12,500,000 to three new institutional investors (the "Series D Stock"). Such issuance was made under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). The Series D Stock carries the option to convert into shares of Common Stock at a variable rate, based on a formula linked to the prevailing market price at the time of conversion, and subject to certain limitations. The conversion rate may be up to a 50% premium to the closing market price at the consummation of the transaction (i.e., a 50% premium to the November 7, 1997 closing price of $15.50). In addition, the Company issued warrants to purchase 201,614 shares of Common Stock exercisable at $20.16 for 5 years.

     Effective October 31, 1997, the Company issued an aggregate of 40,000 shares of Common Stock to two individuals in exchange for all of the issued and outstanding capital stock of California Microbiological Consulting, Inc., in a transaction exempt from registration pursuant to Section 4(2) of the 1933 Act.

     In June 1997, the Company issued 144,444 shares of 10% cumulative convertible Series C Preferred Stock ("Series C Preferred Stock"), 43,750 shares of Common Stock and warrants to purchase 30,993 shares of Common Stock at an exercise price of $10 per share to an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the 1933 Act. The Series C Preferred Stock originally carried the option to convert its Common Stock on a 1-for-1 basis (1-for-2 after giving effect to the Company's reverse stock split). The Series C Preferred Stock had equal voting rights with the shares of Common Stock, based on the underlying number of shares of Common Stock after conversion. The Series C Preferred Stock had a dividend rate of 10% per annum, payable in cash and/or shares at the Company's option. Also in 1997, in another transaction exempt from registration pursuant to Section 4(2) of the 1933 Act, the Company issued 125,000 shares of Common Stock and warrants to purchase 31,250 shares of Common Stock at an exercise price of $10.00 per share to another accredited investor.

     On July 23, 1996, the Company issued 531,915 shares of 10% cumulative convertible Series B Preferred Stock ("Series B Preferred Stock") to certain accredited investors who were existing shareholders of the Company, in a transaction exempt from registration pursuant to Section 4(2) of the 1933 Act. These shares originally carried the option to convert into shares of Common Stock on a 1-for-1 basis (1-for-2 after giving effect to the Company's reverse stock split). The Series B Preferred Stock had equal voting rights with the shares of Common Stock, based on the underlying number of shares of Common Stock after conversion. The Series B Preferred Stock had a dividend rate of 10% per annum, payable in cash and/or shares at the Company's option.

     During 1996, a total of 699,667 shares of Common Stock were issued pursuant to the exercise of outstanding warrants, resulting in net proceeds to the Company of $3,298,876 in a transaction exempt from registration pursuant to
Section 4(2) of the 1933 Act.

     In September 1995, the Company sold 1,375,000 shares of Common Stock to "accredited investors" (within the meaning of Rule 501 under the 1933 Act) for an aggregate consideration of $5,500,000 in a transaction exempt from registration pursuant to Section 4(2) of the 1933 Act (the "1995 Placement"). The Company issued warrants to purchase 27,500 shares of Common Stock for $4.00 per share to Hermitage Capital Corp., as placement agent for the 1995 Placement. Additionally, on October 2, 1995, $4,050,000 in outstanding borrowings under a line of credit with Trilon was converted into 1,012,500 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock for $4.00 per share. The Company also issued to Trilon 81,306 shares of Common Stock in settlement of accrued interest of $310,164, and 23,250 shares of Common Stock in settlement of commitment fees.

     All information provided under this Item 15 gives retroactive effect to the 1-for-2 reverse stock split.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
   1.1**    Form of Underwriting Agreement
   3.1      Amended and Restated Articles of Incorporation of the
            Company, as amended. (Incorporated by reference to Exhibit
            3.1 to the Company's Quarterly Report on Form 10-Q for the
            quarter ended September 30, 1997 on file with the Securities and Exchange Commission (the "SEC").)
   3.2      Amended and Restated Bylaws of the Company, as amended.
            (Incorporated by reference to Exhibit 3.2 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1997 on file with the SEC.)
   3.3      Plan of Reverse Stock Split. (Incorporated by reference to the Company's definitive proxy statement for a special
            meeting of shareholders dated February 27, 1998 on file with the SEC).
   4.1      Specimen Common Stock Certificate. (Incorporated by
            reference to Exhibit 4.1 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1997 on file with the SEC.)
   5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
            validity of the shares of Common Stock being registered.
  10.2      Stock Purchase and Supply Agreement dated May 19, 1994
            between Jungbunzlaur Holding AG and Extended Product Life,
            Inc. (Incorporated by reference to Exhibit 10.10 to the
            Company's Quarterly Report on Form 10-Q for the quarter
            ended June 30, 1994 on file with the SEC.)
  10.3      1994 Stock Incentive Plan. (Incorporated by reference to
            Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q
            for the quarter ended June 30, 1994 on file with the SEC.)
  10.5      Agreement for the sale and purchase of the entire issued
            share capital of Bakery Packaging Services Limited, dated
            September 15, 1995. (Incorporated by reference to Exhibit
            2.1 to the Company's Report on Form 8-K dated October 3,
            1995 on file with the SEC.)
  10.6      Disclosure letter in relation to the agreement for the sale of the entire issued share capital of Bakery Packaging
            Services Limited, dated September 15, 1995. (Incorporated by reference to Exhibit 2.2 to the Company's Report on Form 8-K dated October 3, 1995 on file with the SEC.)
  10.7      Agreement between EPL Technologies (Europe) Limited and DWL
            Associates Ltd. for the services of D. W. Lyon as Chief
            Operating Officer of Bakery Packaging Services Limited.
            (Incorporated by reference to Exhibit 2.3 to the Company's
            Report on Form 8-K dated October 3, 1995 on file with the
            SEC.)
  10.8      Employment agreement between EPL Technologies, Inc. and P.
            L. Devine, Director, President and Chief Executive Officer,
            dated as of January 1, 1997. (Incorporated by reference to
            Exhibit 10.15 to the Company's Annual Report on Form 10-Q
            for the quarter ended June 30, 1997 on file with the SEC.)
  10.10     Office Lease Agreement dated September 11, 1996 between EPL
            Technologies, Inc. and K/B Fund II for Headquarters office.
            (Incorporated by reference to Exhibit 10.10 to the Company's
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1996 on file with the SEC.)
  10.11     License Agreement dated as of April 29, 1997 by and between
            Integrated Produce Systems, Inc. and Farmington Fresh.
            (Incorporated by reference to Exhibit 10.1 to the Company's
            Registration Statement on Form S-3 (File No. 333-42185) on
            file with the SEC.)
  10.12     Amendment to License Agreement, dated December 1, 1997,
            between Integrated Produce Systems, Inc. and Farmington
            Fresh. (Incorporated by reference to Exhibit 10.2 to the
            Company's Registration Statement on Form S-3 (File No.
            333-42185) on file with the SEC.)

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
  10.13     Operating Agreement of NewCornCo, LLC, dated July 19, 1996, between the Company and Agricultural Innovation & Trade,
            Inc. (Incorporated by reference to Exhibit 10.3 to the
            Company's Registration Statement on Form S-3 (File No.
            333-42185) on file with the SEC.)
  10.14     Fresh-Cut Corn Processing Agreement, dated July 22, 1996,
            between NewCornCo, LLC, and Agricultural Innovation & Trade,
            Inc. (Incorporated by reference to Exhibit 10.4 to the
            Company's Registration Statement on Form S-3 (File No.
            333-42185) on file with the SEC.)
  10.15     Assignment of Membership Interest, dated December 6, 1997, between Agricultural Innovation & Trade, Inc. and Twin
            Garden Sales, Inc. (Incorporated by reference to Exhibit
            10.5 to the Company's Registration Statement on Form S-3
            (File No. 333-42185) on file with the SEC.)
  10.16     Requirements Agreement, dated as of January 1, 1998, between
            NewCornCo, LLC, and Twin Garden Farms. (Incorporated by
            reference to Exhibit 10.6 to the Company's Registration
            Statement on Form S-3 (File No. 333-42185) on file with the
            SEC.)
  10.17     Employment Agreement, dated January 1, 1998, between the
            Company and William R. Romig. (Incorporated by reference to
            Exhibit 10.17 to the Company's Registration Statement on
            Form S-3 (File No. 333-42185) on file with the SEC.)
  10.18     Agreement for the Sale and Purchase of the entire issued
            share capital of Fabbri Artes Graficas Valencia S.A., dated
            December 11, 1997. (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed December
            24, 1997.)
  10.19     Securities Purchase Agreement dated as of November 6, 1997 between the Company and each of the purchasers of the
            Company's Series D Preferred Stock. (Incorporated by
            reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.)
  10.20     Registration Rights Agreement dated as of November 6, 1997 between the Company and each of the purchasers of the
            Company's Series D Preferred Stock. (Incorporated by
            reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.)
  10.21     Trademark License Agreement between IPS Produce, Inc. and
            Potandon Produce LLC (confidential treatment has been
            granted for certain portions of this document).
            (Incorporated by reference to Exhibit 10.12 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1997.)
  10.22 **  Employment Agreement dated as of February 18, 1998, by and between EPL Technologies, Inc. and Bruce M. Crowell.
  10.23 **  Service Agreement dated as of October 1, 1997 by and between
            EPL Technologies S.L. and Jose Saenz de Santa Maria.
  10.24     Agreement dated February 1, 1998 by and between the Company and American National Can Company. (Incorporated by
            reference to Exhibit 99.2 to the Company's Current Report on
            Form 8-K filed on March 30, 1998.)
  10.25     Operating Agreement of ANC-RESPIRE, LLC. (Incorporated by
            reference to Exhibit 99.3 to the Company's Current Report on
            Form 8-K filed on March 30, 1998.)
  10.26 **  Limited Liability Company Agreement of FreshCorn LLC, dated
            April 15, 1998, by and between The Sholl Group II, Inc. and
            NewCorn Co. LLC
  10.27 **  Trademark Sublicense Agreement, dated April 15, 1998, by and between FreshCorn LLC, NewCorn Co. LLC and The Sholl Group
            II, Inc. (confidential treatment has been granted for
            certain portions of this document).
  11.01 **  Computation of Earnings per Common Share and Fully Diluted
            Earnings per Common Share.
  21    **  Subsidiaries of the Company.

  EXHIBIT
  NUMBER                            DESCRIPTION
  -------                           -----------
  23.1**    Consent of Deloitte & Touche LLP.
  23.2**    Consent of Coopers & Lybrand, S.A.
  23.3      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
  24.1**    Power of Attorney (included in signature page).
  27.1**    Financial Data Schedules.


---------------

** previously filed.


ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Amendment No. 4 to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum, Commonwealth of Pennsylvania, on May 6, 1998.


                                          EPL TECHNOLOGIES, INC.


                                          By /s/     TIMOTHY B. OWEN


                                            ------------------------------------

                                                      Timothy B. Owen
                                                  Secretary and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                       TITLE                       DATE
                     ---------                                       -----                       ----

                /s/ PAUL L. DEVINE*                    Chairman, President and Chief         May 6, 1998
---------------------------------------------------      Executive Officer (Principal
                  Paul L. Devine                         Executive Officer)

               /s/ BRUCE M. CROWELL*                   Vice President and Chief Financial    May 6, 1998
---------------------------------------------------      Officer (Principal Financial
                 Bruce M. Crowell                        Officer)

                /s/ TIMOTHY B. OWEN                    Secretary and Treasurer (Principal    May 6, 1998
---------------------------------------------------      Accounting Officer)
                  Timothy B. Owen

               /s/ ROBERT D. MATTEI*                   Director                              May 6, 1998
---------------------------------------------------
                 Robert D. Mattei

              /s/ RONALD W. CANTWELL*                  Director                              May 6, 1998
---------------------------------------------------
                Ronald W. Cantwell

                                                       Director
---------------------------------------------------
                   A. S. Clausi

               *By: /s/ TIMOTHY OWEN
   ---------------------------------------------
                 Attorney-in-fact

                                 EXHIBIT INDEX

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
  NUMBER                            DESCRIPTION                               PAGE
  -------                           -----------                           ------------
   1.1**    Form of Underwriting Agreement
   3.1      Amended and Restated Articles of Incorporation of the
            Company, as amended. (Incorporated by reference to Exhibit
            3.1 to the Company's Quarterly Report on Form 10-Q for the
            quarter ended September 30, 1997 on file with the Securities and Exchange Commission (the "SEC").)
   3.2      Amended and Restated Bylaws of the Company, as amended.
            (Incorporated by reference to Exhibit 3.2 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1997 on file with the SEC.)
   3.3      Plan of Reverse Stock Split. (Incorporated by reference to the Company's definitive proxy statement for a special
            meeting of shareholders dated February 27, 1998 on file with the SEC).
   4.1      Specimen Common Stock Certificate. (Incorporated by
            reference to Exhibit 4.1 to the Company's Annual Report on
            Form 10-K for the year ended December 31, 1997 on file with the SEC.)
   5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
            validity of the shares of Common Stock being registered.
  10.2      Stock Purchase and Supply Agreement dated May 19, 1994
            between Jungbunzlaur Holding AG and Extended Product Life,
            Inc. (Incorporated by reference to Exhibit 10.10 to the
            Company's Quarterly Report on Form 10-Q for the quarter
            ended June 30, 1994 on file with the SEC.)
  10.3      1994 Stock Incentive Plan. (Incorporated by reference to
            Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q
            for the quarter ended June 30, 1994 on file with the SEC.)
  10.5      Agreement for the sale and purchase of the entire issued
            share capital of Bakery Packaging Services Limited, dated
            September 15, 1995. (Incorporated by reference to Exhibit
            2.1 to the Company's Report on Form 8-K dated October 3,
            1995 on file with the SEC.)
  10.6      Disclosure letter in relation to the agreement for the sale of the entire issued share capital of Bakery Packaging
            Services Limited, dated September 15, 1995. (Incorporated by reference to Exhibit 2.2 to the Company's Report on Form 8-K dated October 3, 1995 on file with the SEC.)
  10.7      Agreement between EPL Technologies (Europe) Limited and DWL
            Associates Ltd. for the services of D. W. Lyon as Chief
            Operating Officer of Bakery Packaging Services Limited.
            (Incorporated by reference to Exhibit 2.3 to the Company's
            Report on Form 8-K dated October 3, 1995 on file with the
            SEC.)
  10.8      Employment agreement between EPL Technologies, Inc. and P.
            L. Devine, Director, President and Chief Executive Officer,
            dated as of January 1, 1997. (Incorporated by reference to
            Exhibit 10.15 to the Company's Annual Report on Form 10-Q
            for the quarter ended June 30, 1997 on file with the SEC.)
  10.10     Office Lease Agreement dated September 11, 1996 between EPL
            Technologies, Inc. and K/B Fund II for Headquarters office.
            (Incorporated by reference to Exhibit 10.10 to the Company's
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1996 on file with the SEC.)

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
  NUMBER                            DESCRIPTION                               PAGE
  -------                           -----------                           ------------
  10.11     License Agreement dated as of April 29, 1997 by and between
            Integrated Produce Systems, Inc. and Farmington Fresh.
            (Incorporated by reference to Exhibit 10.1 to the Company's
            Registration Statement on Form S-3 (File No. 333-42185) on
            file with the SEC.)
  10.12     Amendment to License Agreement, dated December 1, 1997,
            between Integrated Produce Systems, Inc. and Farmington
            Fresh. (Incorporated by reference to Exhibit 10.2 to the
            Company's Registration Statement on Form S-3 (File No.
            333-42185) on file with the SEC.)
  10.13     Operating Agreement of NewCornCo, LLC, dated July 19, 1996, between the Company and Agricultural Innovation & Trade,
            Inc. (Incorporated by reference to Exhibit 10.3 to the
            Company's Registration Statement on Form S-3 (File No.
            333-42185) on file with the SEC.)
  10.14     Fresh-Cut Corn Processing Agreement, dated July 22, 1996,
            between NewCornCo, LLC, and Agricultural Innovation & Trade,
            Inc. (Incorporated by reference to Exhibit 10.4 to the
            Company's Registration Statement on Form S-3 (File No.
            333-42185) on file with the SEC.)
  10.15     Assignment of Membership Interest, dated December 6, 1997, between Agricultural Innovation & Trade, Inc. and Twin
            Garden Sales, Inc. (Incorporated by reference to Exhibit
            10.5 to the Company's Registration Statement on Form S-3
            (File No. 333-42185) on file with the SEC.)
  10.16     Requirements Agreement, dated as of January 1, 1998, between
            NewCornCo, LLC, and Twin Garden Farms. (Incorporated by
            reference to Exhibit 10.6 to the Company's Registration
            Statement on Form S-3 (File No. 333-42185) on file with the
            SEC.)
  10.17     Employment Agreement, dated January 1, 1998, between the
            Company and William R. Romig. (Incorporated by reference to
            Exhibit 10.17 to the Company's Registration Statement on
            Form S-3 (File No. 333-42185) on file with the SEC.)
  10.18     Agreement for the Sale and Purchase of the entire issued
            share capital of Fabbri Artes Graficas Valencia S.A., dated
            December 11, 1997. (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed December
            24, 1997.)
  10.19     Securities Purchase Agreement dated as of November 6, 1997 between the Company and each of the purchasers of the
            Company's Series D Preferred Stock. (Incorporated by
            reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.)
  10.20     Registration Rights Agreement dated as of November 6, 1997 between the Company and each of the purchasers of the
            Company's Series D Preferred Stock. (Incorporated by
            reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.)
  10.21     Trademark License Agreement between IPS Produce, Inc. and
            Potandon Produce LLC (confidential treatment has been
            granted for certain portions of this document).
            (Incorporated by reference to Exhibit 10.12 to the Company's
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1997.)
  10.22**   Employment Agreement dated as of February 18, 1998, by and between EPL Technologies, Inc. and Bruce M. Crowell.
  10.23**   Service Agreement dated as of October 1, 1997 by and between
            EPL Technologies S.L. and Jose Saenz de Santa Maria.
  10.24     Agreement dated February 1, 1998 by and between the Company and American National Can Company. (Incorporated by
            reference to Exhibit 99.2 to the Company's Current Report on
            Form 8-K filed on March 30, 1998.)

                                                                          SEQUENTIALLY
  EXHIBIT                                                                   NUMBERED
  NUMBER                            DESCRIPTION                               PAGE
  -------                           -----------                           ------------
  10.25     Operating Agreement of ANC-RESPIRE LLC. (Incorporated by
            reference to Exhibit 99.3 to the Company's Current Report on
            Form 8-K filed on March 30, 1998.)
  10.26 **  Limited Liability Company Agreement of FreshCorn LLC, dated
            April 15, 1998, by and between The Sholl Group II, Inc. and
            NewCorn Co. LLC.
  10.27 **  Trademark Sublicense Agreement, dated April 15, 1998, by and between FreshCorn LLC, NewCorn Co. LLC and The Sholl Group
            II, Inc. (confidential treatment has been granted for
            certain portions of this document).
  11.01 **  Computation of Earnings per Common Share and Fully Diluted
            Earnings per Common Share.
  21    **  Subsidiaries of the Company.
  23.1  **  Consent of Deloitte & Touche LLP.
  23.2  **  Consent of Coopers & Lybrand, S.A.
  23.3      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
  24.1  **  Power of Attorney (included in signature page).
  27.1  **  Financial Data Schedules.


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** previously filed.